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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


           Date of Report (Date of Event Reported): December 23, 1997



                             LXR BIOTECHNOLOGY INC.
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             (Exact name of Registrant as specified in its charter)


           DELAWARE                     1-12968                  68-0282856
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(State or other jurisdiction          (Commission               (IRS Employer
        of incorporation)            File Number)            Identification No.)


        1401 MARINA WAY SOUTH, RICHMOND, CALIFORNIA      94804
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        (Address of principal executive offices)       (Zip code)

Registrant's telephone number, including area code:    (510) 412-9100

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)



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                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 5. OTHER EVENTS

        On December 23, 1997, in the second closing of a private placement, LXR Biotechnology Inc. ("LXR" or the "Company") sold an additional 1,007,142 shares of its common stock at $1.75 per share, resulting in additional gross proceeds of approximately $1.76 million. The additional net proceeds, expected to be approximately $1.70 million, are also to be used by LXR for research and development and for general corporate purposes.

        Combined with the net proceeds of approximately $5.5 million in the first closing on December 12, 1997, the Company has raised a total of approximately $7.2 million in net proceeds.

        The securities were offered and sold without registration under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon the exemptions provided by Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated by the Securities and Exchange Commission thereunder, as well as in reliance upon exemptions from registration or qualification under certain state securities laws. The Company has agreed to file a registration statement to cover resales by the purchasers of the securities.



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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS


                (c)     Exhibits
                        --------
                10.1    Amendment No. 1 dated December 23, 1997 to the
                        Subscription Agreement dated December 12, 1997 between
                        the Company and Grace Brothers Limited

                10.2    Form of Subscription Agreement

                99.1    Press Release Issued by the Company on December 23, 1997



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                                    SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    LXR BIOTECHNOLOGY INC.

Date:  December 23, 1997            By: /s/ L. David Tomei
                                        -------------------
                                         L. David Tomei, Chief Executive Officer


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                                  EXHIBIT INDEX


Exhibit
-------
10.1    Amendment No. 1 dated December 23, 1997 to the Subscription Agreement dated December 12, 1997 between the Company and Grace Brothers Limited

10.2    Form of Subscription Agreement

99.1    Press Release Issued by the Company on December 23, 1997